EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into as of March 1, 1997, between OXiGENE Inc., a Delaware corporation ("OXiGENE"), and Dr. Claus J. M0ller (the "Executive"). OXiGENE together with its subsidiary OXiGENE Europe AB shall be referred to as the "Company."


                              W I T N E S S E T H:

     WHEREAS, Executive is currently employed by OXiGENE in the capacity of Executive Vice President, Marketing, Medical and Regulatory Affairs; and

     WHEREAS, OXiGENE and Executive desire to enter into an agreement relating to the continued employment of the Executive by OXiGENE for an approximate four-year period ending June 15, 2001.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, OXiGENE and Executive hereby agree as follows:

     1. Employment

     1.1 Executive shall continue to serve in the capacity of Executive Vice President, Marketing, Medical and Regulatory Affairs of OXiGENE, and shall have the duties, responsibilities and authority assigned to Executive by the Board of Directors of OXiGENE, ("Board") consistent with such position including, but not limited to:

          (A)  responsibility with respect to the Company's clinical trials;

          (B) responsibility to prepare and present to the Board a plan with respect to the marketing of the Company's products in compliance with government regulations;

          (C)  responsibility   to  manage  and  monitor  the  regulatory   work
               regarding the Company's products, including maintaining the contact to organizations such as FDA; and

          (D) responsibility to ensure proper manufacturing of the Company's product according to cGMP.

Executive shall report directly to OXiGENE's President and Chief Executive Officer.

     1.2 Executive, so long as he is employed hereunder, (i) shall devote his full professional time and attention to the services required of him as an employee of OXiGENE, except as otherwise agreed and except permitted in accordance with paid vacation time subject to OXiGENE's existing vacation policy, and subject to OXiGENE's existing policies pertaining to reasonable periods of absence due to sickness, personal injury or other disability, (ii) shall use his best efforts to promote the interests of OXiGENE, and (iii) shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices. Notwithstanding the foregoing, Executive may serve as a director of, and a consultant to, IPC-Nordic A/S, provided such activity does not interfere with Executive's ability to perform his duties and responsibilities hereunder.

     1.3 Executive represents that he has resigned from his position of General Manager of IPC-Nordic A/S and that he holds no position with, and provides no services to, IPC-Nordic A/S other than as a director and consultant, it being understood that such resignation is a condition precedent to OXiGENE's obligations under this Agreement.

     2. Term

     The term of Executive's employment under this Agreement shall commence as of April 1, 1997, and shall end June 15, 2001, unless terminated sooner as hereinafter provided (the "Employment Term").

     3. Base Salary; Stock Options

     3.1 OXiGENE shall pay Executive a monthly base salary during the Employment Term of $10,000 US, inclusive of all income and employment taxes and social costs, taxes or insurance (such amount as adjusted, from time to time, the "Base Salary"). Executive's Base Salary shall be reviewed annually by the Board. The Base Salary may be paid deposited directly to an account in a Danish bank designated by Executive.

     3.2 OXiGENE shall grant to Executive, subject to approval by the Compensation Committee of the Board, pursuant to the OXiGENE Inc. 1996 Stock Incentive Plan (the "Stock Plan"), an option (tegningsretter) to purchase 100,000 shares of common stock of OXiGENE, $.01 par value per share, as of the date hereof. Such option shall have an exercise price equal to the Fair Market Value (as defined in the Stock Plan) on the date of grant of such option, and shall vest and become exercisable in four (4) equal installments of 25,000 each on the first, second, third and fourth anniversary of the date of grant of such option. The option shall be evidenced by, and subject to, an option agreement having terms described in the Stock Plan, except to the extent otherwise specified in this Agreement, including Section 6 hereof.

     3.3 Executive is solely responsible for the payment of any and all taxes, costs or insurance arising in connection with Executive's employment hereunder.

     4. Benefits

     Executive shall be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite generally made available by OXiGENE during the Employment Term to its executives and key management employees.

     5. Business Expenses

     Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by him in performing services hereunder during the Employment Term; provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by OXiGENE and approved by the Board.

     6. Termination

     6.1 OXiGENE may, upon giving Executive six (6) months' written notice, terminate Executive's employment subject to all provisions of this Agreement. Notwithstanding the foregoing, OXiGENE may terminate Executive's employment for Cause without prior notice. Executive may, upon giving OXiGENE six (6) months' written notice, terminate Executive's employment hereunder. If Executive terminates his employment following a material breach of the Agreement by OXiGENE, which breach remains uncured ten (10) days after written notice thereof is received by OXiGENE (a "Termination with Good Reason"), Executive shall be treated as if his employment was terminated by OXiGENE without Cause.

     6.2 If Executive's employment is terminated by OXiGENE other than for Cause (as defined below) or is a Termination with Good Reason, then OXiGENE shall provide the following to Executive:

     (a) as soon as practicable after the effective date of Executive's termination of employment ("Termination Date") a lump sum cash payment equal to the aggregate of the following:

          (1) the portion of Executive's then current Base Salary accrued to the Termination Date but unpaid as of the Termination Date (the "Unpaid Salary"); plus

          (2)  an amount equal to three (3) months' Base Salary; plus

          (3) if Executive's termination is a Termination with Good Reason, an amount equal to six (6) month's Base Salary.

     (b) All stock options, stock appreciation rights, restricted stock, and other incentive compensation granted to the Executive by OXiGENE shall, to the extent vested, remain exercisable in accordance with the terms of the Stock Plan (or prior applicable plan) and the agreement entered pursuant thereto and the Executive may exercise all such vested options and rights, and shall receive payments and distributions accordingly.

     6.3 Except as otherwise set forth in this Section 6, all obligations of OXiGENE under this Agreement shall cease if, during the Employment Term, OXiGENE terminates Executive for Cause or the Executive resigns his employment other than in a Termination with Good Reason. Upon such termination, Executive shall be entitled to receive in a lump sum cash payment as soon as practicable after the Termination Date an amount equal to the Unpaid Salary.

     6.4 The foregoing payments upon Executive's termination shall constitute the exclusive payments due Executive upon termination from his employment with OXiGENE under this Agreement or otherwise, provided, however, that except as stated above, such payments shall have no effect on any benefits which may be payable to Executive under any plan of OXiGENE which provides benefits after termination of employment, other than severance pay or salary continuation pursuant to an OXiGENE plan which amount shall be reduced by the amount of the Severance Amount received by Executive pursuant to this Agreement.

     6.5 For the purposes of this Agreement, the term "Cause" shall mean any of the following:

     (a) the continued failure by Executive to perform substantially his duties on behalf of OXiGENE if Executive fails to remedy that breach within ten (10) days of OXiGENE's written notice to Executive of such breach; or (ii) material breach of any other provision of this Agreement by the Executive, if the Executive fails to remedy that breach within ten (10) days of OXiGENE's written notice to Executive of such breach; or


     (b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of Executive for a felony or any crime involving moral turpitude.

     6.6 Upon termination of Executive's employment for any reason, Executive shall resign from the Board of OXiGENE, and any of its affiliates of which he is then a director; such resignations shall be effective not later than the effective date of termination of his employment unless otherwise mutually agreed by Executive and the Board.

     7. No Solicitation; Confidentiality; Work for Hire

     7.1 During the Restricted Period (defined below), neither Executive nor any Executive-Controlled Person (defined below) will, without the prior written consent of the Board, directly or indirectly, solicit for employment, employ in any capacity or make an unsolicited recommendation to any other person that it employ or solicit for employment any person who is or was, at any time during the nine (9) month period prior to the Termination Date, an officer, executive or key employee of OXiGENE or of any affiliate of OXiGENE. As used in this Agreement, the term "Executive-Controlled Person" shall mean any company, partnership, firm or other entity as to which Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     7.2 (a) Executive acknowledges that, through his status as Executive Vice President, Marketing, Medical and Regulatory Affairs of OXiGENE and as a member of the Board, he has, and will have, possession of important, confidential information and knowledge as to the business of OXiGENE and its affiliates, including, but not limited to, information related to drugs and compounds developed or under development by the Company, financial results and projections, future plans, the provisions of other important contracts entered into by OXiGENE and its affiliates, possible acquisitions and similar information. Executive agrees that all such knowledge and information constitutes a vital part of the business of OXiGENE and its affiliates and is by its nature trade secrets and confidential information proprietary to OXiGENE and its affiliates (collectively, "Confidential Information"). Executive agrees that he shall not, so long as the Company remains in existence, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation, any knowledge or information with respect to Confidential Information directly or indirectly useful in any aspect of the business of OXiGENE or any of its affiliates. As used in the preceding sentence, "Confidential Information" shall not include any knowledge or information that: (i) is or becomes available to others, other than as a result of breach by Executive of this Section 7.2; (ii) was available to Executive on a nonconfidential basis prior to its disclosure to Executive through his status as an officer or employee of OXiGENE or any affiliate; or (iii) becomes available to Executive on a nonconfidential basis from a third party (other than OXiGENE, any affiliate or any of its or their representatives) who is not bound by any confidentiality obligation to OXiGENE or any affiliate.

     (b) All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Executive or made available to him relating to OXiGENE are and shall be OXiGENE's property and shall be delivered to OXiGENE promptly upon the termination of Executive's employment with OXiGENE or at any other time on request and such information shall be held confidential by Executive after the termination of his employment with OXiGENE.

     7.3 As used in this  Agreement,  "Restricted  Period" shall mean the twelve
(12) months following Executive's termination of employment.

     7.4 The Executive grants the Company and each affiliate of the Company, as appropriate, all rights in and to the contribution made by the Executive to any projects or matters on which the Executive works during the Term. The Executive acknowledges that each such matter and the contribution made by the Executive thereto shall constitute a work made for hire within the meaning of the United States copyright law and other applicable laws. The Company reserve's all rights with respect to information relating to the Company's products, including, but not limited to, the right to apply for patents.

     7.5 The provisions contained in this Section 7 as to the time periods, scope of activities, persons or entities affected, and territories restricted shall be deemed divisible so that, if any provision contained in this Section 7 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

     7.6 Executive agrees that the provisions of this Section 7 are reasonable and necessary for the protection of OXiGENE and that they may not be adequately enforced by an action for damages and that, in the event of a breach thereof by Executive or any Executive-Controlled Person, OXiGENE shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation, without the necessity of the posting of any bond by OXiGENE. Executive further covenants and agrees that if he shall violate any of his covenants under this Section 7, OXiGENE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Executive directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation. Such a remedy shall, however, be cumulative and not exclusive and shall be in addition to any injunctive relief or other legal or equitable remedy to which OXiGENE is or may be entitled. Accordingly, Executive agrees that he shall reimburse OXiGENE for any reasonable attorneys' fees and expenses that OXiGENE might incur in enforcing this Section 7 if it is judicially determined that Executive has breached this
Section 7.

     8. Amendments

     This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

     9. Assignment

     Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties; provided, however, that any payments and benefits owed to Executive under this Agreement shall inure to the benefit of his heirs and personal representatives.

     10. Waiver

     Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

     11. Severability

     In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     12. Notices

     All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Executive, to him as follows:

                  Dr. Claus J. M0ller
                  Lykkesholms Alle 31
                  DK-1902 Frederiksberg, Denmark

                  With a copy to:

                  If to OXiGENE, to it as follows:

                  OXiGENE Inc.
                  110 East 59th Street
                  New York, New York 10022
                  Attention:  M. Andica Kunst, Esq.

                  With a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Gerald A. Eppner, Esq.

or to such other address or such other person as Executive or OXiGENE shall designate in writing in accordance with this Section 12, except that notices regarding changes in notices shall be effective only upon receipt.

     13. Headings

     Headings to Sections in this Agreement are for the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     14. Governing Law

     This Agreement shall be governed by the laws of the State of New York without reference to the principles of conflict of laws. Each of the parties hereto consents to the jurisdiction of the federal and state courts of the State of New Yorkin connection with any claim or controversy arising out of or connected with this Agreement. Service of process in any such proceeding may be made upon each of the parties hereto at the address of such party as determined in accordance with Section 12 of this Agreement, subject to the applicable rules of the court in which such action is brought.

     15. All Other Agreements Superseded

     This Agreement contains the entire agreement between Executive and OXiGENE with respect to all matters relating to Executive's employment with OXiGENE and, as of the date hereof, will supersede and replace any other agreements, written or oral, between the parties relating to the terms or conditions of Executive's employment with OXiGENE other than agreements relating to options (tegningsretter) entered into pursuant to the Stock Plan or a predecessor plan of OXiGENE.

     IN WITNESS WHEREOF, OXiGENE and Executive have caused this Agreement to be executed as of the date first above written.



                                  _______________________________
                                  Claus J. Moller



                                  OXiGENE Inc.


                                  By: ___________________________
                                         Name:
                                         Title: